                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             ADVANCED MEDICAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             ADVANCED MEDICAL, INC.

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 22, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             ADVANCED MEDICAL, INC.

                            9775 BUSINESSPARK AVENUE
                          SAN DIEGO, CALIFORNIA 92131
                                 (619) 566-0426

                                                                    June 8, 1995

To Our Stockholders:

    We enclose herewith:

    (i) A notice of Annual Meeting of Stockholders to be held at The Plaza, Fifth Avenue at Fifty-Ninth Street, New York, New York at 9:00 a.m. on June 22, 1995;

    (ii) A proxy statement describing the matters to be considered at the meeting; and

   (iii) A proxy which, when executed by you and returned to the Company, will make it possible for your shares to be voted at the meeting in the event that you are unable to be present in person.

    The matters to be acted upon at the Annual Meeting are set forth in the notice and accompanying proxy statement. We welcome your attendance at the meeting, but if you cannot attend, please promptly complete and execute the enclosed proxy and return it to us in the envelope provided for that purpose (which requires no postage if mailed in the United States).

                                          Very truly yours,

                                          Joseph W. Kuhn
                                          PRESIDENT

                             ADVANCED MEDICAL, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 1995
                            ------------------------

                                                                    June 8, 1995

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Medical, Inc. (the "Company") will be held at The Plaza, Fifth Avenue at Fifty-Ninth Street, New York, New York at 9:00 a.m. on June 22, 1995 for the following purposes:

    1.  To elect directors;

    2. To ratify the appointment of Price Waterhouse as independent accountants for the year ending December 31, 1995; and

    3. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors of the Company has fixed the close of business on May 30, 1995 as the record date for purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

    A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of Gordon Altman Butowsky Weitzen Shalov Wein, 114 West 47th Street, 21st Floor, New York, New York 10036 during ordinary business hours for ten days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting.

                                          By Order of the Board of Directors

                                          Joseph W. Kuhn
                                          SECRETARY

                                PROXY STATEMENT
                             ADVANCED MEDICAL, INC.

                            9775 BUSINESSPARK AVENUE
                          SAN DIEGO, CALIFORNIA 92131
                                 (619) 566-0426
                         ANNUAL MEETING OF STOCKHOLDERS

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Advanced Medical, Inc. (herein referred to as the "Company" or "Advanced Medical"), of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m. on June 22, 1995, and at any adjournment thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect directors and to ratify the appointment of Price Waterhouse as independent accountants for the year ending December 31, 1995. Proxy statements and forms of proxies are first being sent to stockholders on or about June 8, 1995.

    The close of business on May 30, 1995 has been set as the record date for purposes of determining stockholders entitled to vote at the meeting. At the close of business on May 30, 1995, there were 15,410,302 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which (except as otherwise contemplated under "10% Cumulative Preferred Stock") is the only class of outstanding voting securities of the Company. Each share of Common Stock entitles its holder of record to one vote, except with respect to the election of directors, as described below.

    Proxies may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, upon written notice to such effect received by the Secretary of the Company. Attendance at the meeting will not in and of itself constitute revocation of a proxy, although proxies may be revoked at the meeting by written notice delivered to the Secretary, in which case the shares represented thereby may be voted in person. Proxies may also be revoked by the submission of subsequently dated proxies. Shares represented by a valid unrevoked proxy will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made the shares represented by such proxy will be voted (1) SO as to elect the largest possible number of the Board of Directors' nominees as directors and (2) FOR the ratification of the appointment of Price Waterhouse as independent accountants of the accounts of the Company for 1995.

                             ELECTION OF DIRECTORS
                            CUMULATIVE VOTING RIGHTS

    The election of directors will be by a plurality vote. There are currently six members on the Board of Directors and two vacancies.

    The Company's certificate of incorporation and by-laws provide that, in the election of directors, every holder of Common Stock has the right to vote his shares cumulatively. Under cumulative voting, the number of shares a stockholder is entitled to vote multiplied by the number of directors to be elected represents the number of votes he may cast at such election. A stockholder may cast all such votes for one nominee or distribute them among any two or more nominees. As a result, each stockholder, in voting for directors at the meeting, will be entitled to six votes for each share of Common Stock held.

    Six directors are to be elected to serve until the next annual meeting and until their successors are elected and have qualified. UNLESS OTHERWISE DIRECTED, IT IS THE INTENTION OF THE PERSONS DESIGNATED AS PROXIES TO CUMULATE VOTES FOR ONE OR MORE OF THE NOMINEES LISTED BELOW IN A MANNER SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF SUCH NOMINEES TO THE BOARD OF DIRECTORS. IF ANY OF SUCH NOMINEES SHOULD BECOME UNAVAILABLE FOR ANY REASON, IT IS INTENDED THAT PROXIES WILL BE VOTED FOR THE ELECTION OF SUCH OTHER PERSONS AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

                                    NOMINEES

    Information regarding the nominees for election to the Board of Directors is set forth below. The information presented with respect to each nominee has been furnished by that nominee. All current directors have been elected or appointed, as the case may be, to serve until the next annual meeting and until their successors are elected and qualified.

NAME                                                      POSITION WITH COMPANY              AGE      DIRECTOR SINCE
- ------------------------------------------------  --------------------------------------     ---     -----------------
Jeffry M. Picower...............................  Director, Chairman of the Board and            53         March 1993
                                                   Chief Executive Officer
Anthony Cerami..................................  Director                                       54         March 1989
Norman M. Dean..................................  Director                                       75         March 1989
Henry Green.....................................  Director                                       52      February 1991
Frederic Greenberg..............................  Director                                       54          June 1995
Richard B. Kelsky...............................  Director                                       40          June 1989

    JEFFRY M. PICOWER--Mr. Picower was a director, Vice President and Assistant Treasurer of the Company from September 1988 to March 1989 and Vice Chairman from December 1988 to June 1989. Mr. Picower was re-elected as a director and Co-Chairman of the Board on March 8, 1993 and became Chairman of the Board on May 4, 1993. Mr. Picower has been Chief Executive Officer since September 7, 1993. He has, since 1984, been Chairman of the Board and Chief Executive Officer of Monroe Systems for Business, Inc. ("Monroe"), a world-wide office equipment, distribution and service organization. Mr. Picower has been a director of Physician Computer Network, Inc. ("PCN") since January 1994 and Chairman of the Board since June 1994. PCN, a corporation whose principal shareholder is Mr. Picower, operates a computer network linking its office-based physician members to health care organizations.

    ANTHONY CERAMI, PH.D.--Dr. Cerami was first elected to the Board of Directors of the Company in March 1989. He has been President of The Picower Institute for Medical Research since October 1991. Dr. Cerami was Dean, Graduate and Postgraduate Studies at The Rockefeller University from 1986 through January 1991 and was a Professor at The Rockefeller University from 1978 until October 1991. He is an editor of the JOURNAL--MOLECULAR MEDICINE and is on the editorial boards of several biomedical journals. He has been an author of numerous publications covering many aspects of medical biochemistry. He holds a B.S. from Rutgers University and a Ph.D. from The Rockefeller University. Dr. Cerami is Chairman of the Scientific Advisory Board and a director of Alteon, Inc.

    NORMAN M. DEAN--Mr. Dean was first elected to the Board of Directors of the Company in March 1989. Mr. Dean has been a director and President of Foothills Financial Corporation, a venture capital company, since January 1985 and Chairman of the Board of Miller Diversified Corp. since May 1990.

    HENRY GREEN--Mr. Green was President and Chief Operating Officer of the Company from September 1990 to March 1993 and has been a director of the Company since 1991. Mr. Green was also President and Chief Executive Officer of Controlled Therapeutics Corporation ("CTC") (a development stage pharmaceutical company and a former subsidiary of the Company) from February 1991 to December 1992. Mr. Green became an employee of PCN in March 1993. Mr. Green was elected President of PCN in May 1993 and Chief Executive Officer in June 1994. He was elected as a director of PCN in July 1993. From 1988 to September 1990, Mr. Green was Vice President of Johnson & Johnson International. From 1981 to 1988, Mr. Green was President of Vistakon, Inc., a subsidiary of Johnson & Johnson. Mr. Green holds a B.S. and an M.B.A. from Drexel University.

    FREDERIC GREENBERG--Mr. Greenberg was appointed to the Board of Directors of the Company on June 7, 1995. Mr Greenberg is a partner with EGS Partners LLC, an asset management and merchant banking firm which Mr. Greenberg founded in 1989. From 1974 to 1989, Mr. Greenberg served as a pharmaceutical analyst with Goldman Sachs & Company, an investment banking firm, where he was instrumental in organizing healthcare industry symposiums and conferences for leading pharmaceutical companies and the investment community. He has participated in numerous merger, acquisition and valuation analyses of some of the leading healthcare organizations. Mr. Greenberg serves as an advisor to various healthcare companies and has been a director of PCN since July 1993.

    RICHARD B. KELSKY--Mr. Kelsky has been a director of the Company since June 1989. Since 1984, Mr. Kelsky has been Vice President and General Counsel of Monroe. Mr. Kelsky has been a director of PCN since January 1992.

COMMITTEES OF THE BOARD

    The Board of Directors has an Audit Committee and a Compensation Committee.

    The Audit Committee consists of Messrs. Dean (Chairman) and Greenberg. The function of the Audit Committee is to recommend the selection of independent accountants, review the scope of their examination, consider individual audit matters, monitor adequacy of internal controls, review annual financial statements, conduct other activities relating thereto as the Audit Committee deems appropriate and report to the Board of Directors. The Audit Committee, which then consisted of Mr. Dean and Dr. Cerami, met once during 1994.

    The Compensation Committee consists of Messrs. Dean (Chairman) and Kelsky. The function of the Compensation Committee is to review and approve the compensation of the principal officers and employees of the Company and its subsidiaries. The Compensation Committee did not formally meet during 1994.

    The Board of Directors does not have a standing nominating committee or one performing similar functions.

    The Board of Directors met five times and acted by unanimous written consent two times in 1994. Each of the members of the Board of Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

                         10% CUMULATIVE PREFERRED STOCK

    In addition to the six directors to be elected by the holders of the Company's Common Stock as described above, as a result of the existence of an event of default with respect to the Company's 10% Cumulative Preferred Stock (the "10% Preferred Stock"), the holders of shares of the 10% Preferred Stock (the "Holders") may elect two (2) additional directors which would fill the two
(2) existing vacancies on the Board of Directors, provided that such voting rights shall not be exercised unless the Holders of ten percent (10%) in number of shares of the 10% Preferred Stock outstanding as of the record date described below are present in person or by proxy at the Annual Meeting.

    Pursuant to Section 213 of the Delaware General Corporation Law, the record date for purposes of determining the Holders entitled to vote at the Annual Meeting shall be the close of business on the day next preceding the day on which notice of this meeting is given to the Holders. In the event that the requisite number of Holders are present at the meeting and elect to exercise their voting rights, the Holders shall vote as a single class to elect the two
(2) directors to be elected by the Holders and each Holder shall have the right to vote his shares cumulatively as described in "Election of Directors--Cumulative Voting Rights." As a result, each Holder, in voting for such two directors at the meeting, will be entitled to two votes for each share of 10% Preferred Stock held.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its major operating subsidiary, IMED Corporation ("IMED"), to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined for and as of the end of 1994) (the "Named Executive Officers") for the years ended December 31, 1992, 1993 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                                     -----------------------------------  ----------------------------------
                                                                           OTHER ANNUAL      SECURITIES         ALL OTHER
                                                      SALARY      BONUS    COMPENSATION      UNDERLYING       COMPENSATION
                                            YEAR        ($)        ($)        ($)(2)           OPTIONS           ($)(3)
                                          ---------  ---------  ---------  -------------  -----------------  ---------------
Jeffry M. Picower (1)                          1994          0          0        12,500               0                 0
 Chairman of the Board and Chief               1993          0          0         7,895               0                 0
 Executive Officer
Joseph W. Kuhn                                 1994    135,500     40,650         9,250               0             2,063
 President, Chief Financia1 Officer,           1993    138,627          0       104,376               0             2,222
 Treasurer and Secretary; President,           1992    131,183     30,000       185,208               0             1,964
 Treasurer and Secretary--IMED

(1) Mr. Picower does not receive an annual salary or bonus from the Company. "Other Annual Compensation" for Mr. Picower represents compensation earned as a director. See "Compensation of Directors."

(2) "Other Annual Compensation" includes annual compensation, other than salary or bonus, including perquisites and other personal benefits where such exceed the lesser of $50,000 or 10% of the Named Executive Officer's annual salary and bonus. In the amount reported for 1994, Mr. Kuhn received supplemental income for the use of a vehicle valued at $9,250. In the amount reported for 1993, Mr. Kuhn received supplemental income of $67,750 and cancellation of a $35,543 loan in connection with his acceptance of employment as the Company's Chief Financial Officer and the use of a vehicle valued at $1,083. In the amount reported for 1992, Mr. Kuhn received payments to or on his behalf totaling $124,226 and $60,982 for relocation expenses and tax liabilities on the relocation expenses, respectively.

(3) The respective amounts reported as "All Other Compensation" for Mr. Kuhn represents contributions made by the Company to the Company's 401(K) Plan on behalf of Mr. Kuhn to match pre-tax elective deferral contributions (included under salary) made by Mr. Kuhn to such plan.

    JOSEPH W. KUHN--Mr. Kuhn (age 35) was appointed President of the Company and IMED in January 1995. Since August 1993, Mr. Kuhn has been Chief Financial Officer, Treasurer and Secretary of the Company and Treasurer and Secretary of IMED. From August 1993 to January 1995, Mr. Kuhn was Vice President of the Company and Executive Vice President of IMED. Mr. Kuhn was Corporate Controller of the Company from January 1990 to August 1993. Mr. Kuhn joined CTC in September 1989 and was its Corporate Controller through December 1991. From 1983 to 1989, Mr. Kuhn held positions of increasing responsibility, including senior manager, with Price Waterhouse, a public accounting firm. From 1982 to September 1983, Mr. Kuhn was employed by Main Hurdman, a public accounting firm. Mr. Kuhn holds a B.A. degree from Rutgers University and is a Certified Public Accountant.

EMPLOYMENT AGREEMENTS

    Mr. Kuhn is employed by the Company and IMED as President pursuant to an employment agreement providing for a base salary of $175,000. The agreement provides that, upon termination of his employment by the Company other than for cause, Mr. Kuhn will receive an amount, to be paid over a six-month period commencing with the date his employment terminates, equal to six months' salary, which amount will be reduced by any salary or compensation that Mr. Kuhn receives from any other sources during such six-month period. In addition, subject to certain conditions, the option to purchase shares of Common Stock previously granted to Mr. Kuhn will become fully vested when his employment terminates. From September 1993 through December 1994, Mr. Kuhn was employed by the Company as Chief Financial Officer and by IMED as Executive Vice President pursuant to his employment agreement providing for a base salary of $135,500.

    During 1994, Mr. Kuhn received a performance bonus of $40,650 pursuant to his employment contract.

    In connection with Mr. Kuhn's acceptance of employment as the Company's Chief Financial Officer on September 1, 1993, he received supplemental income of $67,750 and the cancellation of a $35,543 loan made by the Company to Mr. Kuhn in connection with his relocation to California in 1990.

STOCK-BASED BENEFIT PLANS

STOCK OPTION PLAN

    The Company's Stock Option Plan (the "Option Plan"), was originally adopted by the Board of Directors on December 27, 1988. The Option Plan in its first amended and restated form was adopted by the Board of Directors on July 12, 1990 and became effective on September 7, 1990. The Option Plan in its second amended and restated form was adopted by the Board of Directors on June 30, 1992. The Option Plan in its third amended and restated form was approved by the Board of Directors and became effective on June 28, 1994. Under the Option Plan, incentive stock options ("ISOs"), as provided in Section 422 of the Internal Revenue Code, may be granted to key employees of the Company and its subsidiaries, and nonqualified stock options ("NQSOs") may be granted to key employees, directors (except directors eligible to participate in the Directors
Plan), and officers of the Company, its subsidiaries or affiliates, as well as independent contractors and consultants performing services for such entities. The maximum aggregate number of shares of the Company's Common Stock that may be issued under the Option Plan is 1,700,200. The number of shares of Common Stock which remain available for issuance under the Option Plan is 1,638,680 of which 1,132,263 are subject to currently outstanding options. The number of shares of Common Stock available under the Option Plan will be reduced on a share for share basis in respect of each share issued other than under the Option Plan to persons eligible to participate in the Option Plan. In the event of a change in the capitalization of the Company which affects the Common Stock, the Committee may make proportionate adjustments to the number of shares of Common Stock for which options may be granted and the number and exercise price of shares of Common Stock subject to outstanding options. Options may not be granted under the Stock Option Plan after December 27, 1998.

    The Option Plan provides for administration by a committee appointed by the Board of Directors (the "Committee"). No member of the Committee is eligible to receive options under the Option Plan. The Committee has authority, subject to the terms of the Option Plan, to determine the individuals to whom options may be granted, the exercise price and number of shares of Common Stock subject to each option, whether the options granted to employees are to be ISOs, the time or times during which all or a portion of each option may be exercised and certain other provisions of each option.

    Pursuant to the Option Plan, the purchase price of shares of Common Stock subject to ISOs must be not less than the fair market value of the Common Stock at the date of the grant; provided, that the purchase price of shares subject to ISOs granted to any optionee who owns shares possessing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company

("Ten Percent Shareholder") must be not less than 110% of the fair market value of the Common Stock at the date of the grant. With respect to NQSOs, the purchase price of shares will be determined by the Committee at the time of the grant, but will not be less than the par value of a share of Common Stock. The maximum term of an option may not exceed 10 years from the date of grant, except with respect to ISOs granted to Ten Percent Shareholders which must expire within five years of the date of grant. Options granted vest and become exercisable as determined by the Committee. The Committee will limit the grant so that no more than 250,000 shares of Common Stock (subject to certain adjustments) may be awarded to any one employee in any calendar year. During the lifetime of an optionee, his or her options may be exercised only by such optionee. Options are not transferable other than by will or by the laws of descent and distribution.

    Payment of the purchase price for the shares of Common Stock to be received upon exercise of an option may be made in cash, in shares of Common Stock or in any combination thereof. In addition, the Committee may, pursuant to the terms of the stock option agreement between the optionee and the Company, provide for payment of the purchase price by promissory note or by any other form of consideration permitted by law.

    Options granted to participants under the Option Plan are subject to forfeiture under certain circumstances in the event an optionee is no longer employed by or performing services for the Company. In the event an optionee is terminated for cause, all unexercised options held by such optionee (whether or not vested) expire upon such termination. If an optionee is no longer an Officer, Director or Employee (as defined in the Option Plan) other than as the result of having been terminated for cause, all unvested options expire at such time and all vested options expire twelve months thereafter, unless by their terms such options expire sooner.

    In the event of a change of control, as defined in the Option Plan, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, all options not vested on or prior to the effective time of any such change of control shall immediately vest as of such effective time.

    No options were granted under the Option Plan in 1994 to any director of the Company or Named Executive Officer.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994
                   AND OPTION VALUES AS OF DECEMBER 31, 1994

                                                                                                      VALUE OF UNEXERCISED
                                                                          NUMBER OF SECURITIES            IN-THE-MONEY
                                                                         UNDERLYING UNEXERCISED       OPTIONS AT 12/31/94
                                                                          OPTIONS AT 12/31/94                ($)(1)
                                       SHARES ACQUIRED      VALUE      --------------------------  --------------------------
                                         ON EXERCISE     REALIZED $    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                       ---------------  -------------  -----------  -------------  -----------  -------------
Jeffry M. Picower....................             0               0             0             0             0             0
Joseph W. Kuhn (2)...................             0               0        19,200        10,800             0             0

(1) Calculated based on the excess of the closing price of the Company's Common Stock on December 31, 1994 ($2.00) as reported in the American Stock Exchange Composite Transactions published in The Wall Street Journal over the option exercise price.

(2) On January 5, 1995, the Company cancelled the options to acquire 30,000 shares of Common Stock owned by Mr. Kuhn and granted Mr. Kuhn an option to acquire 125,000 shares of Common Stock ($1.8125 per share).

DIRECTORS PLAN

    The Company's Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"), a separate plan pursuant to which it grants NQSOs to its non-employee directors, was originally adopted by the Board on July 12, 1990 and became effective on September 7, 1990. The Directors Plan in its amended and restated form was adopted by the Board of Directors and became effective on June 30, 1992. The Directors Plan in its second amended and restated form was approved by the Board of Directors and became effective on June 28, 1994. Directors who are eligible participants in the Directors Plan are not eligible to receive awards under the Option Plan. An aggregate of 250,000 shares of the Company's Common Stock may be issued under the Directors Plan. The number of shares of Common Stock which remained available for issuance under the Directors Plan was 240,000, of which 74,000 are subject to currently outstanding options. The number of shares of Common Stock available under the Directors Plan will be reduced on a share for share basis in respect of each share issued other than under the Directors Plan to persons eligible to participate in the Directors Plan. In the event of a change in the capitalization of the Company which affects the Common Stock, the committee which administers the Directors Plan (the "Plan Committee") may make proportionate adjustments to the number of shares of Common Stock for NQSOs which may be granted and to the number and exercise price of shares of Common Stock subject to outstanding NQSOs. NQSOs may not be granted under the Directors Plan after September 7, 2000.

    The Plan Committee consists of at least two individuals who are not eligible to participate in the Directors Plan. The Plan Committee has the authority to administer all aspects of the Directors Plan other than (i) the grant of NQSOs;
(ii) the number of shares of Common Stock subject to NQSOs; (iii) the rate at which options granted thereunder vest and become first exercisable; and (iv) the price at which each share covered by a NQSO may be purchased, all of which are determined automatically under the Directors Plan.

    On September 10, 1990, initial grants of NQSOs covering 12,000 shares of Common Stock were made automatically under the Directors Plan to each of the Company's three non-employee directors. An initial grant of NQSOs covering 12,000 shares of Common Stock also will be made automatically to any person who becomes an eligible participant after September 10, 1990, on the business day following such person's election to the Board of Directors. During the term of the Directors Plan, additional grants of NQSOs covering 12,000 shares of Common Stock will be made to each participant in the Directors Plan every three years on the anniversary of such person's initial NQSO grant. The NQSOs granted under the Directors Plan will vest and become exercisable at the rate of 4,000 for every twelve month period of continuous service on the Board, provided that the optionee is still a member of the Board on that date. For purposes of vesting, participants will receive credit for any period of continuous service prior to September 7, 1990. The term of each NQSO is five years from the date of grant. During the lifetime of an optionee, his or her NQSOs may be exercised only by the optionee and the NQSOs are not transferable other than by will or by the laws of descent and distribution. NQSOs granted under the Directors Plan which have not yet vested are subject to termination if the optionee ceases to be a director or becomes an employee of the Company and all NQSOs which have vested expire twelve months after such change in status, unless by their terms such NQSOs expire sooner. In the event that an optionee is removed from the Board for cause, all unexercised NQSOs, whether or not vested, expire upon such removal.

    The purchase price of shares of Common Stock subject to NQSOs is the fair market value of the Common Stock on the date of the grant. Payment for the shares of Common Stock to be received by a optionee upon exercise of a NQSO may be in cash or in shares of Common Stock. In addition, the Plan Committee may provide in such optionee's stock option agreement for payment of the purchase price by promissory note or any other form of consideration permitted by law.

    In the event of a change of control, as defined in the Directors Plan, all NQSOs not vested on or prior to the effective time of any such change in control shall immediately vest as of such effective time.

COMPENSATION OF DIRECTORS

    The Company's current policy is to compensate members of its Board of Directors who are not employees of the Company at the annual rate of $10,000 plus options to purchase 4,000 shares of the

Company's Common Stock pursuant to the Directors Plan. See "Stock-Based Benefit Plans--Directors Plan." Travel and accommodation expenses of directors incurred in connection with meetings are reimbursed by the Company.

    In March 1993, the Company and Mr. Green entered into a consulting agreement with a three year term, expiring on March 15, 1996, and providing for the payment to Mr. Green of consulting fees in the amount of $100,000 annually. Mr. Green does not currently receive the $10,000 annual director's compensation or the option to purchase the Company's Common Stock pursuant to the Directors Plan.

                         COMPENSATION COMMITTEE REPORT

    The compensation committee is composed of non-employee directors who review recommendations as to senior executive officer compensation which, upon the approval of the compensation committee, are submitted to the Board of Directors. The members of the compensation committee also administer the stock option plan of the Company under which options are granted on a discretionary basis to senior executive officers.

    Compensation committee approvals of recommendations with respect to the compensation of senior executive officers of the Company are made on an individual basis based on a variety of factors which may include, but are not limited to, the existing employment contract with such officer, evaluations of the executive officer's performance, the level of responsibility associated with the office, recruitment requirements, as well as the performance of the Company. Recommendations made to the compensation committee are not determined by reference to formulae. The compensation of the Company's senior executive officers is structured in a manner that the compensation committee believes will motivate, reward and retain senior executive officers consistent with the needs of the Company as they may exist from time to time. The compensation which may be paid by the Company to its senior executive officers consists of salary, annual bonus awards and stock option grants.

    Compensation to the Company's chief executive officer in 1994 was limited to compensation earned as a director. Compensation to the Company's other senior executive officer in 1994 was based upon an employment agreement entered into prior to January 1, 1994. Mr. Kuhn's bonus on account of 1994 was paid pursuant to the terms and provisions of his employment agreement.

    This   report  is  provided  in   accordance  with  federal  securities  law
requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

                                          NORMAN M. DEAN
                                          RICHARD B. KELSKY

                               PERFORMANCE GRAPH

    The graph set forth below represents the cumulative total return from December 31, 1990 to December 31, 1994 on the Common Stock of the Company, the American Stock Exchange ("AMEX") Market Value Index, and a Peer Group Index. The Peer Group Index is a representative grouping of 54 companies from SIC Code 3841--Surgical & Medical Instruments & Apparatus--which had reportable stock performance from January 1, 1990 to December 31, 1994. The graph has been prepared by an outside consulting firm to the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on January 1, 1990 and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                   FROM JANUARY 1, 1990 TO DECEMBER 31, 1994
                         AMONG ADVANCED MEDICAL, INC.,
                  AMEX MARKET VALUE INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           Advanced Medical, Inc.   Peer Group Index    AMEX Market Value Index
1/1/90                     100.00             100.00                     100.00
12/31/90                    72.73             122.88                      84.80
12/31/91                   142.05             211.52                     104.45
12/31/92                    87.50             175.99                     105.88
12/31/93                    13.07             128.50                     125.79
12/31/94                    18.18             147.86                     111.12

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On January 4, 1994, the Company issued to Decisions Incorporated ("Decisions") a secured promissory note in the amount of $6,000,000 (the "Decisions Note"), the proceeds of which were used to repay principal to Aeneas Venture Corporation ("Aeneas"). The note bears interest at 7% and is payable on the earlier of January 4, 2001 or on demand by Decisions provided the repayment is generated by net income of the Company exclusive of IMED, any borrowing or debt or equity offering by the Company, or funds available through distribution from affiliates, including IMED. The principal portion of the note is convertible at the option of the holder into 6,000,000 shares of the Company's Common Stock at a conversion price of $1.00 per share (subject to antidilution protection). The Decisions Note is secured by a first priority security interest in all of the Company's assets subject to the rights of General Electric Capital Corporation under IMED's amended loan agreement.

    On August 12, 1994, the Company issued a $6,500,000 secured promissory note ("the Note") to Decisions. The proceeds of the loan were used to (i) pay all indebtedness to Aeneas in the amount of $3,188,000, (ii) make the July 15, 1994 interest payment on the Company's 7 1/4% Convertible Subordinated Debentures due 2002 ("Debentures") in the amount of $2,187,000 and (iii) pay other obligations of the Company. The payment of the interest due on the Debentures cured Advanced Medical's default in its payment of interest. The payment of all indebtedness owed by Advanced Medical to Aeneas released Advanced Medical from its obligations under a letter agreement with Aeneas thereby removing the restrictions imposed therein on Advanced Medical's use of its available cash. The Note is payable on January 4, 2001 and has an annual interest rate of 9%. Interest on the principal is due on June 30 and December 31 of each year. In regards to security, the Note ranks pari passu with the Decisions Note. The Note is convertible, at the option of the holder, into up to 10,483,870 shares of Common Stock at a conversion price of $.62 per share (subject to antidilution protection). Any shares of Common Stock converted cannot be sold into the public market prior to August 12, 1996.

    On May  19,  1995, Decisions  tendered  $441,000, in  principal  amount,  of
Debentures held by it pursuant to an Exchange Offer as defined in "Security Ownership of Certain Beneficial Owners and Management."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth, as of May 30, 1995, information regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) each director of the Company, (iii) each of the Named Executive Officers who still hold an office with the Company and/or its subsidiaries, and (iv) all directors and officers of the Company as a group. Unless otherwise stated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

                                                                                          SHARES
                                                                                       BENEFICIALLY    PERCENTAGE
                                                                                           OWNED       OF TOTAL(1)
                                                                                      ---------------  -----------
Jeffry M. Picower ..................................................................     20,629,169(2)      64.0%
 South Ocean Blvd.
 Palm Beach, FL 33480
FMR Corporation ....................................................................      1,340,441(3)       4.2
 Devonshire Street
 Boston, MA 02109
Anthony Cerami......................................................................         29,159(4)      *
Norman M. Dean......................................................................         24,000(4)      *
Henry Green.........................................................................          5,000         *
Frederic Greenberg..................................................................              0(5)      *
Richard B. Kelsky...................................................................        100,100(4)      *
Joseph W. Kuhn......................................................................              0(5)      *
All directors and officers as a group (7 individuals)...............................     20,787,428(6)      64.5

 *   Less than 1%

(1) Based on 15,410,302 shares of Common Stock outstanding, which does not include the shares of Common Stock issuable upon conversion of the Debentures or the exercise of the warrants or options or the conversion of the $.01 par value mandatorily redeemable convertible preferred stock ("Convertible Preferred Stock") or the conversion of the convertible notes described below in footnotes (2) through (6). However, in computing the respective percentages of the Common Stock beneficially owned by the holders described in footnotes (2) through (6), the shares of Common Stock subject to the warrant, option or conversion privileges described therein were deemed outstanding. The Company, pursuant to an exchange offer (the "Exchange Offer"), which expired on May 19, 1995, and related transactions with FMR Corporation, has agreed to exchange $43,848,000 principal amount of its Debentures for an aggregate of $21,924,000 principal amount of its 15% Subordinated Debentures due 1999 and 2,060,856 shares of Common Stock. After completion of this Exchange Offer, the total number of shares of Common Stock outstanding shall be 16,130,717.

(2)  The  total for  Mr. Picower includes  (i) 1,379,600 shares  of Common Stock owned by Decisions  (but does  not include  20,727 shares  of Common  Stock issuable  upon  exchange of  $441,000, in  principal amount,  of Debentures owned by Decisions, pursuant to the Exchange Offer), (ii) 357,100 shares of
     Common Stock owned by JA  Special Partnership Limited (the  "Partnership"),
     (iii)  272,236 shares  of Common Stock  issuable upon the  conversion of an aggregate of 333,000  shares of  Convertible Preferred Stock  owned by  Mr.
     Picower  (166,674 shares),  Decisions (30,317  shares) and  the Partnership
     (136,009 shares),  (iv)  6,000,000 shares  of  Common Stock  issuable  upon conversion  of the $6,000,000  Convertible Note owned  by Decisions and (v)
     10,483,870  shares  of  Common  Stock  issuable  upon  conversion  of   the
     $6,500,000  Convertible Note owned by  Decisions. The shares of Convertible
     Preferred Stock  owned  by  Mr. Picower,  Decisions  and  the  Partnership, collectively,  represent  100%  of  the issued  and  outstanding  shares of
     Convertible Preferred Stock. Mr. Picower  is the sole stockholder and  sole director  of Decisions and the sole general partner of the Partnership and, as such, shares or has the sole power to vote or direct the vote of and  to dispose or direct the disposition of such shares of Common Stock and may be deemed to be the beneficial owner of such shares.

(3) The total for FMR Corp. includes 1,340,441 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment advisor to various investment companies registered under Section
     8 of the Investment Company Act of 1940 and serving as investment advisor to certain other funds which are generally offered to limited groups of investors.

(4) The total for each of Dr. Cerami and Messrs. Dean and Kelsky includes options on 24,000, 20,000 and 18,000 shares of Common Stock, respectively, under the Directors Plan which were exercisable as of May 30, 1995 or become exercisable within 60 days after May 30, 1995. In addition, Dr.
     Cerami owns beneficially 741 shares of 10% Preferred Stock.

(5) Does not include options to purchase 12,000 shares of Common Stock issued to Mr. Greenberg under the Director's Plan and 125,000 shares of Common
     Stock issued to Mr. Kuhn under the Option Plan.

(6) The total includes currently exercisable options on 62,000 shares under the Directors Plan. In addition, all directors and officers as a group own an aggregate of 741 shares of 10% Preferred Stock, which represent less than 1% of the outstanding shares of 10% Preferred Stock.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse was engaged to audit the Company's accounts in 1994. The Board of Directors, upon the recommendation of the Audit Committee, which is composed of two directors who are not now officers or otherwise employees of the Company, selected Price Waterhouse to audit the Company's accounts for the year ending December 31, 1995.

    The Board of Directors recommends that the stockholders approve the selection of Price Waterhouse as independent accountants for the year ending December 31, 1995. A representative of Price Waterhouse is expected to be present at the meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

                           1996 STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented for possible action at the 1996 annual meeting must be received by the Company at its principal executive offices prior to February 28, 1996 in order for such proposals to be eligible for inclusion in the Company's proxy materials for its 1996 annual meeting. All proposals received will be subject to the applicable rules of the Securities and Exchange Commission.

                               QUORUM AND VOTING

    The holders of record of a majority of the shares of Common Stock entitled to be voted present or represented by proxy at the Meeting shall constitute a quorum for the transaction of business at the meeting, but, in the absence of a quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained.

    The election of directors shall be by plurality vote, with each stockholder having the right to vote his shares cumulatively. See "Election of Directors--Cumulative Voting Rights" described above. Other than with respect to the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of all matters to be presented at the Annual Meeting.

    The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

                         FORM 10-K FOR FISCAL YEAR 1994

    A copy of the Company's report to the Securities and Exchange Commission for the year ended December 31, 1994 on Form 10-K, exclusive of exhibits, is available without charge to stockholders on request and may be obtained by writing to:

                              Corporate Secretary
                             Advanced Medical, Inc.
                            9775 Businesspark Avenue
                          San Diego, California 92131

                                 OTHER MATTERS

    The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of the Company and its subsidiaries without additional compensation.

    The Company will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Company's stock.

    Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting or any adjournments, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

                                          By Order of the Board of Directors

                                          Joseph W. Kuhn
                                          SECRETARY
San Diego, California
June 8, 1995

- --------------------------------------------------------------------------------

                             ADVANCED MEDICAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 1995

     The undersigned stockholder of ADVANCED MEDICAL, INC. (the "Company") hereby appoints JOSEPH W. KUHN, RICHARD B. KELSKY and HENRY GREEN, or any of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, June 22,1995 at 9:00 a.m. at The Plaza, 5th at 59th Street, New York, New York and at any adjournment thereof, with respect to:

             1. The election of Directors;
             2. The ratification of the appointment of Price Waterhouse as independent accountants for the fiscal year ending December 31, 1995; and
             3. The transaction of such other business as may properly come before the Annual Meeting.

     The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Meeting. If no instructions are given this proxy will be voted (1) so as to elect the largest possible number of the Board of Directors' nominees and (2) for the ratification of the appointment of Price Waterhouse as independent accountants.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                  (Continued and to be signed on the other side)
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

- --------------------------------------------------------------------------------
                        (continued from the reverse side)

                                                              ------------------
                                                               I plan to attend
                                                                  the meeting.

                                                                      / /

                                                              ------------------

The Board of Directors Recommends Stockholders Vote FOR Item 1.
Item 1 - Election of Directors, Nominees: Anthony Cerami, Norman M. Dean, Henry Green, Frederic Greenberg, Richard B. Kelsky, and Jeffry M. Picower.

The Board of Directors              WITHHOLD
     Recommends               Authority to Vote for
  Stockholders Vote            all nominees listed
     FOR Item 1.                      above


         / /                           / /

FOR the nominee listed above (except as written to the contrary below) and, unless otherwise indicated, with discretion of the proxies to cumulate votes, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for any nominee write that nominees's name in the space provided below)


- --------------------------------------------------------------------------------

To vote cumulatively, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.


- --------------------------------------------------------------------------------

The Board of Directors Recommends Stockholders Vote FOR Item 2.
Item 2 - Proposal to Ratify the Appointment of Price Waterhouse as Independent Accountants for the fiscal year ending December 31, 1995.

         FOR          AGAINST        ABSTAIN

         / /            / /            / /



                                     Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.


                                     Dated:                              , 1995
                                            -----------------------------

                                     ------------------------------------------
                                                    Signature

- ---------------------------------    ------------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO            Signature if held jointly
THAT DATA PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES"
- ---------------------------------
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE